                   SECURITIES AND EXCHANGE COMMISSION

                         WASHINGTON, D.C. 20549

                         ----------------------

                                FORM 8-K

                             CURRENT REPORT

                 PURSUANT TO SECTION 13 OR 15(d) OF THE
                     SECURITIES EXCHANGE ACT OF 1934

  Date of Report (Date of the earliest event reported): August 24, 1998

                     Commission File Number 0-14973

                               UNICO, INC.
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           (Exact name of registrant as specified in charter)

             New Mexico                                  85-0270072
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   (State or other jurisdiction of                      IRS Employer
    incorporation or organization)                   Identification No.


  2925 Bayview Drive, Fremont, California                    94538
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  (Address of Principal Executive Offices)                 (Zip Code)

  Registrant's telephone number, including area code:     510/770-3990


                                   N/A
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     (Former Name or Former Address, if Changed Since Last Report.)




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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

On August 24, 1998, the Registrant's Board of Directors voted to engage Weinbaum & Yalamanchi to act as the Registrant's independent certified public accountants. In view of the stock transaction dated June 30, 1998 which in effect represented a change in control of the Registrant, its management determined it best to conform its accountants to its own accountants with whom it has an ongoing relationship. As a result, the Registrant dismissed and replaced Atkinson & Co. Ltd., the former independent certified public accountant.

The former accountant's reports for the Registrant's last two fiscal years did not contain any adverse opinion, nor disclaimer of opinion, nor were any such reports modified as to uncertainty, audit scope or accounting principles. There have been no disagreements between the Registrant and the former accountants with regard to any matters which would have caused such accountants to make reference to the subject matter thereof with their report.

ITEM 7.  EXHIBITS

Exhibit 16: Letter from Atkinson & Co. Ltd. dated August 26, 1998, pursuant to Item 601 of Regulation S-K.


[LETTERHEAD: ATKINSON & CO. LTD. CERTIFIED PUBLIC ACCOUNTANTS - CONSULTANTS]


August 26, 1998

Securities and Exchange Commission
Washington, D.C.


RE:  Unico, Inc.
     File Number 0-14973


Dear Sir or Madam:


We have read Item 4 of the Form 8-K of Unico, Inc. dated August 26, 1998 and agree with the statements contained therein.


/s/ Atkinson & Co., Ltd.
Atkinson & Co., Ltd.




                               SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



DATE:     August 27, 1998                         UNICO, INC.

                                        BY:     /s/ Fynna Bernardez

                                        NAME:   FYNNA BERNARDEZ
                                        TITLE:  Secretary